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                                                                    EXHIBIT 10.5

                              STOCK UNIT AGREEMENT

      THIS STOCK UNIT AGREEMENT (this "Agreement") is made as of April 11, 2005, by and between GP STRATEGIES CORPORATION, a Delaware corporation ("GPS"), and Andrea D. Kantor ("Recipient").

      A. Recipient is an officer of GPS or an entity that is directly or indirectly controlled by GPS ("Controlled Entity") pursuant to an employment agreement (the "Employment Agreement").

      B. GPS is offering this Agreement to motivate Recipient by providing the opportunity to acquire an equity interest in GPS and to align the Recipient's interests with the long-term interests of GPS' stockholders.

      C. Capitalized terms in this Agreement that are not defined herein shall have the meanings ascribed to them in the GPS 2003 Incentive Stock Plan (the "Plan").

      Section 1. Stock Unit Grant. GPS hereby grants to Recipient Stock Units of GPS common stock ("Stock") pursuant to the Plan as provided for in the following Grant Schedule:

                                 GRANT SCHEDULE

Number of Stock Units                        Issue Date
---------------------                    -----------------
      10,000                             December 31, 2005
      10,000                             December 31, 2006

      Section 2. Delivery of Shares. If Recipient (a) either (i) is continuously an employee, officer or director of GPS or a Controlled Entity, from the date hereof to the Issue Date specified in the Grant Schedule for a Stock Unit or
(ii) ceases to be an employee, officer or director of GPS or a Controlled Entity prior to the Issue Date specified in the Grant Schedule for a Stock Unit for any reason other than termination of the Employment Agreement by GPS or a Controlled Entity for Cause (as defined in the Employment Agreement) or termination of the Employment Agreement by Recipient without Good Reason (as defined in the Employment Agreement), and (b) is in full compliance on such Issue Date with any contractual and/or legal obligations then owed by Recipient to GPS or any Controlled Entity, then, as soon as practicable after such Issue Date, Recipient shall be issued, or there shall be electronically deposited in an account belonging to Recipient, one share of Stock for each Stock Unit with such Issue Date, subject to the terms and conditions of the Plan, this Agreement, the Employment Agreement, and any other agreement (an "Other Agreement") between the Recipient and GPS or a Controlled Entity, as the same may be amended from time to time in the future.

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                                                                    EXHIBIT 10.5

      Section 3. Restrictions. No Stock will be delivered to Recipient or transferred into the Recipient's name pursuant to this Agreement except as provided in Section 2. Notwithstanding any other provisions of the Plan, this Agreement, the Employment Agreement, or any Other Agreement, the issuance or delivery of any shares of Stock may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares, and GPS shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery hereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or national securities exchange.

      Section 4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor to GPS and all persons lawfully claiming under the Recipient.

      Section 5. Modification. This Agreement may not be modified or superseded except by means of a writing signed by an authorized representative of GPS and by Recipient that specifically states that is the intention of both GPS and Recipient that such writing supersede or modify this Agreement.

      Section 6. Conflicts. In the case of any conflict between the provisions of this Agreement, the Employment Agreement, or an Other Agreement and the provisions of the Plan, the provisions of the Plan shall govern. In the case of any conflict between the provisions of this Agreement and the provisions of the Employment Agreement or an Other Agreement, the provisions of the Employment Agreement or Other Agreement shall govern. The Recipient acknowledges receiving a copy of the Plan.

      IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have set their hands hereto as of the date first written above.

GP STRATEGIES CORPORATION                  RECIPIENT

By:
   _________________________              ______________________________

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